Exhibit 24.3

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel Unruch as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacity, in connection with the Registration Statement of Accenture plc (the “Company”) on Form S-3 (Securities and Exchange Commission Registration No. 333-188132) dated April 25, 2013, relating to the Company’s Class A ordinary shares (the “Registration Statement”), including to sign and file in the name and on behalf of the undersigned as an officer of the Company (1) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (2) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 26th day of August, 2015.

By:	/s/ David P. Rowland
David P. Rowland
Chief Financial Officer

By:	/s/ Richard P. Clark
Richard P. Clark
Chief Accounting Officer